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                                                                     EXHIBIT 1.1


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: January 15, 2002

To:    Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re:    Underwriting Agreement dated January 15, 2002

Title: Discover Card Master Trust I, Series 2002-1, Credit Card Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $1,052,632,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 2002-1 $1,000,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2002-1 $52,632,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: January 1, 2002

Certificate Rating:  Moody's Investors     Standard & Poor's
                     Service, Inc.         Ratings Services
Class A              Aaa                   AAA
Class B              A2                    A

Aggregate outstanding balance of Receivables as of January 1, 2002:
$36,378,010,801.79.

Date of Series Supplement: January 23, 2002

Certificate Rate: Class A: One-month LIBOR plus 0.07 per annum; and Class B:
One-month LIBOR plus 0.40 per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.8% of the aggregate principal amount of the Class A Certificates and 99.75% of the aggregate principal amount of the Class B Certificates as of January 23, 2002. The Underwriters will offer the Certificates to the public at a price equal to 100% of the aggregate principal amount of the Class A Certificates and 100% of the aggregate principal amount of the Class B Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on January 23, 2002, or at such other time as may be agreed upon in writing.


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          Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2002-1 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                   Very truly yours,

                                   MORGAN STANLEY & CO. INCORPORATED
                                   As Representative of the
                                   Underwriters named in
                                   Schedule I hereto


                                   By: /s/ Warren H. Friend
                                      --------------------------

Accepted:

DISCOVER BANK


By: /s/ Michael F. Rickert
   --------------------------


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                                   SCHEDULE I

                                  UNDERWRITERS

$1,000,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2002-1

                                                            Principal Amount
                                                            ----------------

Morgan Stanley & Co. Incorporated                            $  800,000,000
Banc of America Securities LLC                               $   50,000,000
Barclays Capital Inc.                                        $   50,000,000
Deutsche Banc Alex. Brown Inc.                               $   50,000,000
Dresdner Kleinwort Benson North America LLC                  $   50,000,000
Total                                                        $1,000,000,000
=====                                                        ==============


$52,632,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2002-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                              $ 42,105,600
Banc of America Securities LLC                                 $  2,631,600
Barclays Capital Inc.                                          $  2,631,600
Deutsche Banc Alex. Brown Inc.                                 $  2,631,600
Dresdner Kleinwort Benson North America LLC                    $  2,631,600
Total                                                          $ 52,632,000
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